UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   F O R M 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 18, 2001


                            BANKERS TRUST CORPORATION
             (Exact name of registrant as specified in its charter)



                                    NEW YORK
                 (State or other jurisdiction of incorporation)



        1-5920                                          13-6180473
 (Commission file number)                    (IRS employer identification no.)



    130 LIBERTY STREET, NEW YORK, NEW YORK                10006
   (Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code (212) 250-2500

Item 5. Other Events and Regulation FD Disclosure

     Effective with the close of business May 18, 2001:

Three directors of the Corporation submitted resignations. Dr. Josef Ackermann resigned as the Chairman of the Board, Chief Executive Officer and Director of both Bankers Trust Corporation ("BTCorp") and Bankers Trust Company ("BTCO"). Hermann-Josef Lamberti resigned as a Director of both BTCorp and BTCO and also as Vice Chairman of BTCorp. John A. Ross resigned as the President of both BTCorp and BTCO, but he remains a Director of both BTCorp and BTCO.

Juergen Fitschen was elected Chairman of the Board, Chief Executive Officer and Director of both BTCorp and BTCO.

The Corporation's Board of Directors is comprised of the following individuals:
Robert B. Allardice III, Hans H. Angermueller, George B. Beitzel, Jessica P. Einhorn, Juergen Fitschen, William R. Howell, and John A. Ross.

Mayo A. Shattuck III and James W. Zeigon were each elected to the official title of Co-President of both BTCorp and BTCO.

The By-Laws of BTCorp and BTCO were amended by the addition of "Co-President" as an official title.


Item 7. Financial Statements and Exhibits

     (c) Exhibits

          3.   By-Laws, as amended

               (ii) Bankers Trust Corporation By-Laws as in effect close of business May 18, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               BANKERS TRUST CORPORATION



                              By: /S/ RONALD HASSEN
                                      -------------
                                      RONALD HASSEN
                                      Senior Vice President, Controller
                                        and Principal Accounting Officer




June 7, 2001

                            BANKERS TRUST CORPORATION

                           FORM 8-K DATED MAY 18, 2001

                                  EXHIBIT INDEX



Exhibit
Number                     Description of Exhibit

3(ii) Bankers Trust Corporation By-Laws as in effect close of business May 18, 2001